Exhibit 99.1

Cabot Corp Reports Second Quarter Fiscal 2018 Results

Diluted EPS of ($2.80) and Adjusted EPS of $1.04

BOSTON--(BUSINESS WIRE)--May 7, 2018--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2018.

Key Highlights

  Diluted EPS of ($2.80), compared with $1.19 in the prior year period; Adjusted EPS of $1.04, up 18% year-over-year
  Record EBIT quarter for Reinforcement Materials; 46% increase year-over-year
  Performance Chemicals EBIT up 12% year-over-year
  Purification Solutions after-tax asset impairment of $224 million

(In millions, except per share amounts)	Second Quarter
	2018	2017

Net sales	$818	$678
Net income (loss) attributable to Cabot Corporation	$(173)	$74

Net income (loss) per diluted share attributable to Cabot Corporation	$(2.80)	$1.19
Less: Certain items after tax per share	$(3.84)	$0.31
Adjusted EPS	$1.04	$0.88

Commenting on the results, Cabot President and CEO Sean Keohane said, “I am very pleased with the strong operating results this quarter as we continue to drive our growth strategy. Reinforcement Materials delivered a record EBIT quarter with a 46% year-over-year increase largely from 2018 calendar year customer agreements, strong spot pricing, particularly in Asia, and high capacity utilization. Performance Chemicals results improved compared to the prior year quarter from stronger volumes and realization of price increases across the segment. We had a challenging quarter in Purification Solutions with EBIT lower than the prior year quarter due to lower volumes and pricing in mercury removal products.”

Financial Detail

For the second quarter of fiscal 2018, net loss attributable to Cabot Corporation was $173 million ($2.80 per diluted common share). Net loss includes an after-tax charge of $237 million from certain items, which was predominantly comprised of an asset impairment charge in the Purification Solutions segment. Adjusted EPS for the second quarter of fiscal 2018 was $1.04 per share.

Segment Results

Reinforcement Materials -- Second quarter fiscal 2018 EBIT in Reinforcement Materials increased by $25 million compared to the second quarter of fiscal 2017. The increase in EBIT was principally driven by higher prices in Asia and improved pricing and product mix from calendar year 2018 customer agreements. Globally, volumes were flat year over year with gains in Europe and the Americas that offset a decrease in volumes in Asia. Sequentially, Reinforcement Materials EBIT increased by $17 million compared to the first quarter of fiscal 2018 driven by improved pricing and product mix and 3% higher volumes with increases in the Americas and Europe, partially offset by seasonally lower volumes in Asia.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2018 as compared to the same quarter of the prior year and the first quarter of fiscal 2018 are included in the table below:

	Second Quarter Year over Year Change	Second Quarter Sequential Change
Changes in Global Reinforcement Materials Volumes	0%	3%
Asia	(7%)	(4%)
Europe, Middle East, Africa	7%	12%
Americas	5%	9%

Performance Chemicals -- Second quarter fiscal 2018 EBIT in Performance Chemicals increased by $6 million compared to the second quarter of fiscal 2017 primarily due to higher unit margins achieved by price increases and favorable product mix that more than offset higher raw materials costs. Additionally, volumes increased by 9% in the Specialty Carbons and Formulations business and 2% in the Metal Oxides business. Sequentially, Performance Chemicals EBIT increased by $10 million compared to the first quarter of fiscal 2018, primarily due to a 19% increase in volumes from Specialty Carbons and Formulations. Metal Oxides volumes were flat compared to the first quarter of fiscal 2018. The higher segment volumes in both comparative periods were partially offset by higher fixed costs.

Purification Solutions – Second quarter fiscal 2018 EBIT in Purification Solutions decreased by $8 million compared to the second quarter of fiscal 2017 due to lower volumes and margins from increased competition and lower demand in mercury removal applications. Sequentially, Purification Solutions EBIT decreased by $12 million compared to the first quarter of fiscal 2018 due to lower mercury removal volumes and the receipt of the final $5 million of royalty payments in the first quarter of fiscal 2018. The ongoing competitive pressures in mercury removal and other North American powdered activated carbon applications create a challenging outlook for the business, which has resulted in an after-tax impairment charge to the Purification Solutions segment in the quarter of $224 million.

Specialty Fluids – Second quarter fiscal 2018 EBIT in Specialty Fluids decreased by $3 million compared to the second quarter of fiscal 2017 and by $1 million compared to the first quarter of fiscal 2018 primarily due to lower project activity.

Cash Performance - The Company ended the second quarter of fiscal 2018 with a cash balance of $179 million. During the second quarter of fiscal 2018, cash flows from operating activities were $36 million, which included a $65 million increase in net working capital. Capital expenditures for the second quarter of fiscal 2018 were $57 million. Additional uses of cash during the second quarter included $19 million for dividends.

Taxes – During the second quarter of fiscal 2018, the Company recorded a tax benefit of $7 million for an effective tax rate of 4% and an operating tax rate of 21%. The benefit includes a $27 million net benefit of certain items and discrete tax items primarily related to the Purification Solutions impairment.

Outlook

Commenting on the outlook for the Company, Keohane said, “We are very pleased with our current quarter results and our trajectory for the full year. Looking ahead, we anticipate that Reinforcement Materials will continue its robust performance for the balance of the year supported by our strong execution in a favorable market environment. In Performance Chemicals, we expect to maintain our margins while we drive volume growth through the second half of the year. Although the ongoing competitive pressures will continue to impact results in the Purification Solutions segment, we expect higher seasonal volumes and lower variable costs in the second half of the year. In the Specialty Fluids segment, we are expecting the startup of drilling activity on previously awarded projects to drive improved results in the remainder of the year. We continue to execute on our strategy which is delivering significantly higher performance in 2018.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, May 8, 2018. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our performance in the second half of fiscal 2018 and the factors that we expect will impact volumes, demand for our products and margins are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated delays in site development projects; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2017, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS and our operating tax rate, both of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. A reconciliation of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure, are provided in the table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we have excluded from our calculations of Adjusted EPS, as applicable, but that have been included in our GAAP net income (loss) per share, as applicable, are described below.

  Asset impairment charges, which primarily included charges associated with an impairment of goodwill or other long-lived assets.
  Inventory Reserve Adjustment, which resulted from an evaluation performed as part of an impairment analysis.
  Global restructuring activities, which included costs or benefits associated with cost reduction initiatives or plant closures and were primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Acquisition and integration-related charges, which included transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Legal and environmental reserves and matters, which consisted of costs or benefits for matters typically related to former businesses or that were otherwise incurred outside of the ordinary course of business.
  Gains (losses) on sale of investments, which primarily related to the sale of investments accounted for under the cost-method.
  Non-recurring gains (losses) on foreign currency, which primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.
  Executive transition costs, which included incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the Adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Second Quarter Earnings Announcement, Fiscal 2018

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2018	2017	2018	2017

Net sales and other operating revenues	$818	$678	$1,538	$1,289
Cost of Sales (A)	628	509	1,170	961
Gross profit	190	169	368	328

Selling and administrative expenses	78	65	147	128
Research and technical expenses	16	14	31	26
Long-lived assets impairment charge	162	-	162	-
Goodwill impairment charge	92	-	92	-
Income (loss) from operations	(158)	90	(64)	174

Other income (expense)
Interest and dividend income	3	2	6	4
Interest expense	(14)	(13)	(27)	(26)
Other income (expense)	(2)	(1)	6	1
Total other income (expense)	(13)	(12)	(15)	(21)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	(171)	78	(79)	153
(Provision) benefit for income taxes (A)(B)	7	1	(198)	(17)
Equity in earnings of affiliated companies, net of tax	1	1	2	3
Net income (loss)	(163)	80	(275)	139
Net income (loss) attributable to noncontrolling interests	10	6	20	10
Net income (loss) attributable to Cabot Corporation	$(173)	$74	$(295)	$129

Basic and diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (A) (C)	$(2.80)	$1.19	$(4.78)	$2.05
Weighted average common shares outstanding
Diluted (C)	61.8	62.8	61.8	62.8

(A)	Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method, which resulted in a decrease in Cost of Sales of less than $1 million, a decrease to the benefit for income taxes of less than $1 million and an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.01 per share for the three months ended March 31, 2017. For more detail on the transition from the LIFO method to the FIFO method, please refer to the Company's 10-Q filings.

(B)	Included within the (Provision) benefit for income taxes is a tax benefit for the three and six months ended March 31, 2018 in the amount of $30 million associated with the long-lived asset impairment charge that was recorded in the second quarter of fiscal 2018.

(C)	The weighted average common shares outstanding used to calculate earnings per share for the three and six months ended March 31, 2018 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2018	2017	2018	2017

Sales
Reinforcement Materials	$454	$352	$841	$647
Performance Chemicals	268	228	497	433
Specialty Carbons and Formulations	193	162	353	300
Metal Oxides	75	66	144	133
Purification Solutions	66	67	136	136
Specialty Fluids	6	7	12	18
Segment sales	794	654	1,486	1,234
Unallocated and other (A)	24	24	52	55
Net sales and other operating revenues	$818	$678	$1,538	$1,289
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$79	$54	$141	$94
Performance Chemicals	57	51	104	100
Purification Solutions	(6)	2	-	6
Specialty Fluids	(3)	-	(5)	2
Total Segment Earnings Before Interest and Taxes	127	107	240	202

Unallocated and Other
Interest expense	(14)	(13)	(27)	(26)
Certain items (C)	(264)	-	(257)	-
Unallocated corporate costs	(16)	(14)	(30)	(26)
General unallocated income (expense) (D) (E)	(3)	(1)	(3)	6
Less: Equity in earnings of affiliated companies	(1)	(1)	(2)	(3)
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	(171)	78	(79)	153
(Provision) benefit for income taxes (including tax certain items) (D)	7	1	(198)	(17)
Equity in earnings of affiliated companies	1	1	2	3
Net income (loss)	(163)	80	(275)	139
Net income attributable to noncontrolling interests	10	6	20	10
Net income (loss) attributable to Cabot Corporation	$(173)	$74	$(295)	$129

Basic and diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (D)(F)	$(2.80)	$1.19	$(4.78)	$2.05
Adjusted earnings per share
Adjusted EPS (D)(G)	$1.04	$0.88	$1.97	$1.73
Weighted average common shares outstanding
Diluted (F)	61.8	62.8	61.8	62.8

(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)	Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in a decrease in General unallocated income (expense) of less than $1 million, a decrease in the benefit for income taxes of less than $1 million, an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.01 per share and an increase in Adjusted earnings per share of $0.01 per share for the three months ended March 31, 2017. For more detail on the transition from the LIFO method to the FIFO method, please refer to the Company's 10-Q filings.

(E)	General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income and the profit related to the corporate adjustment for unearned revenue.

(F)	The weighted average common shares outstanding used to calculate earnings per share for the three and six months ended March 31, 2018 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31, 2018	September 30, 2017
Dollars in millions

Current assets:
Cash and cash equivalents	$179	$280
Accounts and notes receivable, net of reserve for doubtful accounts of $10 and $9	637	527
Inventories: (A)
Raw materials	116	93
Work in process	2	2
Finished goods	332	293
Other	48	45
Total inventories	498	433
Prepaid expenses and other current assets	73	59
Total current assets	1,387	1,299

Property, plant and equipment, net	1,274	1,305

Goodwill	97	154
Equity affiliates	54	56
Intangible assets, net	103	137
Assets held for rent	107	104
Deferred income taxes (A)	49	237
Other Assets	46	46

Total assets	$3,117	$3,338

(A)	Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Total inventories of $37 million and a decrease in Deferred income taxes of $13 million.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31, 2018	September 30, 2017
Dollars in millions, except share and per share amounts

Current liabilities:
Notes payable	$268	$7
Accounts payable and accrued liabilities	505	457
Income taxes payable	24	22
Current portion of long-term debt	36	256
Total current liabilities	833	742

Long-term debt	631	661
Deferred income taxes	19	38
Other liabilities	265	245
Redeemable preferred stock	26	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,019,859 and 62,087,627 shares
Outstanding: 61,818,776 and 61,884,347 shares	62	62
Less cost of 201,083 and 203,280 shares of common treasury stock	(7)	(6)
Additional paid-in capital	-	-
Retained earnings (A)	1,370	1,707
Accumulated other comprehensive income	(209)	(259)
Total Cabot Corporation stockholders' equity	1,216	1,504
Noncontrolling interests	127	121
Total stockholders' equity	1,343	1,625
Total liabilities and stockholders' equity	$3,117	$3,338

(A)	Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Retained earnings of $24 million.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions	2018	2017	2018	2017

Cash Flows from Operating Activities:
Net income (loss) (A)	$(163)	$80	$(275)	$139
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	40	38	79	76
Other non-cash charges, net (A) (B)	233	(25)	424	(23)
Changes in assets and liabilities:
Changes in certain working capital items (A) (C)	(65)	(134)	(115)	(120)
Changes in other assets and liabilities, net	(12)	(11)	(39)	(20)
Cash dividends received from equity affiliates	3	3	7	6
Cash provided by (used in) operating activities	36	(49)	81	58

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(57)	(23)	(109)	(45)
Cash paid for acquisition of business, net of cash acquired of $1	-	-	(64)	-
Other investing activities, net	1	(1)	16	(2)
Cash used in investing activities	(56)	(24)	(157)	(47)

Cash Flows from Financing Activities:
Change in debt, net	9	7	9	7
Cash dividends paid to common stockholders	(19)	(19)	(39)	(38)
Other financing activities, net (B)	(5)	2	(21)	(11)
Cash used in financing activities	(15)	(10)	(51)	(42)
Effect of exchange rates on cash	25	27	26	(36)
Increase (decrease) in cash and cash equivalents	(10)	(56)	(101)	(67)
Cash and cash equivalents at beginning of period	189	189	280	200
Cash and cash equivalents at end of period	$179	$133	$179	$133

(A)	Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Net income (loss) of less than $1 million, an increase in Other non-cash charges, net of less than $1 million and a decrease in Changes in certain working capital items of less than $1 million.

(B)	Fiscal 2017 amounts have been recast to reflect the retrospective change related to cash flow presentation of excess tax benefits from stock based compensation under the new stock compensation guidance adopted in the first quarter of fiscal 2018, which resulted in the reclassification of $5 million and $7 million for tax benefits from stock based compensation awards from cash flows from financing activities to cash flows from operating activities in the Condensed Consolidated Statement of Cash Flows for the three and six months ended March 31, 2017, respectively.

(C)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION
	Fiscal 2017					Fiscal 2018
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$295	$352	$367	$367	$1,381	$387	$454	$-	$-	$841
Performance Chemicals	205	228	229	246	908	229	268	-	-	497
Specialty Carbons and Formulations	138	162	154	169	623	160	193	-	-	353
Metal Oxides	67	66	75	77	285	69	75	-	-	144
Purification Solutions	69	67	71	74	281	70	66	-	-	136
Specialty Fluids	11	7	12	11	41	6	6	-	-	12
Segment Sales	580	654	679	698	2,611	692	794	-	-	1,486
Unallocated and other (A)	31	24	26	25	106	28	24	-	-	52

Net sales and other operating revenues	$611	$678	$705	$723	$2,717	$720	$818	$-	$-	$1,538

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$40	$54	$51	$48	$193	$62	$79	$-	$-	$141
Performance Chemicals	49	51	46	55	201	47	57	-	-	104
Purification Solutions	4	2	(2)	2	6	6	(6)	-	-	-
Specialty Fluids	2	-	4	3	9	(2)	(3)	-	-	(5)
Total Segment Earnings Before Interest and Taxes	95	107	99	108	409	113	127	-	-	240

Unallocated and Other
Interest expense	(13)	(13)	(13)	(14)	(53)	(13)	(14)	-	-	(27)
Certain items (C)	-	-	(2)	(1)	(3)	7	(264)	-	-	(257)
Unallocated corporate costs	(12)	(14)	(11)	(13)	(50)	(14)	(16)	-	-	(30)
General unallocated income (expense) (D) (E)	7	(1)	(2)	(1)	3	-	(3)	-	-	(3)
Less: Equity in earnings of affiliated companies	(2)	(1)	(3)	(1)	(7)	(1)	(1)	-	-	(2)
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	75	78	68	78	299	92	(171)	-	-	(79)
(Provision) benefit for income taxes (including tax certain items) (D)	(18)	1	(16)	-	(33)	(205)	7	-	-	(198)
Equity in earnings of affiliated companies	2	1	3	1	7	1	1	-	-	2
Net income (loss)	59	80	55	79	273	(112)	(163)	-	-	(275)
Net income (loss) attributable to noncontrolling interests	4	6	8	7	25	10	10	-	-	20
Net income (loss) attributable to Cabot Corporation	$55	$74	$47	$72	$248	$(122)	$(173)	$-	$-	$(295)
Basic and diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (D)(F)	$0.86	$1.19	$0.73	$1.13	$3.91	$(1.98)	$(2.80)	$-	$-	$(4.78)
Adjusted earnings per share
Adjusted EPS (D)(G)	$0.85	$0.88	$0.83	$0.98	$3.54	$0.93	$1.04	$-	$-	$1.97
Weighted average common shares outstanding
Diluted (F)	62.8	62.8	62.7	62.5	62.7	61.9	61.8	-	-	61.8

(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)	Fiscal 2017 full year amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in General unallocated income of $11 million, an increase in (Provision) benefit for income taxes of ($4) million , an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.11 per share and an increase in Adjusted earnings per share of $0.11 per share. For more detail on the transition from the LIFO method to the FIFO method, please refer to the Company's 10-Q filings.

(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and the profit related to the corporate adjustment for unearned revenue.

(F)	The weighted average common shares outstanding used to calculate earnings per share for all periods in fiscal 2018 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31
Dollars in millions, except per share amounts (unaudited)	Three Months		Six Months
	2018	2017	2018	2017
	$	$	$	$
Certain items before and after income taxes
Impairment of goodwill and long-lived assets	$(254)	$ ―	$(254)	$ ―
Inventory reserve adjustment	(13)	—	(13)	—
Global restructuring activities	9	(2)	8	(2)
Acquisition and integration-related charges	(1)	—	(1)	—
Legal and environmental matters and reserves	(5)	2	(6)	2
Gains (losses) on sale of investments	—	—	10	—
Other certain items	—	—	(1)	—
Total certain items, pre-tax	(264)	—	(257)	—

Tax impact of certain items (A)	32	—	30	—
Certain items after tax (excluding discrete tax items)	(232)	—	(227)	—
Certain items after tax per share impact (excluding discrete tax items)	$(4.18)	$ ―	$(4.09)	$0.01

Tax-related certain items

Discrete tax items	(5)	20	(190)	20

Total tax-related certain items	(5)	20	(190)	20
Total tax-related certain items per share impact	$0.37	$0.31	$(2.61)	$0.31
Total certain items after tax	$(237)	$20	$(417)	$20
Total certain items after tax per share impact	$(3.81)	$0.31	$(6.70)	$0.32

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2018	2017	2018	2017

Statement of Operations Line Item (B)

Cost of sales	$(8)	$(2)	$(11)	$(2)

Selling and administrative expenses	(2)	2	(2)	2

Other income (expense)	—	—	10	—
Long-lived assets impairment charge	(162)	—	(162)	—
Goodwill impairment charge	(92)	—	(92)	—
Total certain items, pre-tax	$(264)	$ ―	$(257)	$ ―

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2018	2017	2018	2017

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes (C)	$7	$1	$(198)	$(17)
Less: Tax impact of certain items	32	—	30	—
Less: Tax-related certain items	(5)	20	(190)	20
(Provision) benefit for income taxes, excluding certain items	$(20)	$(19)	$(38)	$(37)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended March 31	Three Months		Six Months		Forecast
Dollars in millions (unaudited)	2018	2017	2018	2017	2018

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes (C)	$7	$1	$(198)	$(17)	N/A
Effective tax rate	4%	(1%)	(248%)	11%	224%
Impact of discrete tax items: (D)
Unusual or infrequent items	(15%)	25%	238%	12%	(180%)
Items related to uncertain tax positions	-%	(1%)	2%	1%	(1%)
Other discrete tax items	-%	1%	-%	-%	-%
Impact of certain items	32%	-%	29%	-%	(22%)
Operating tax rate	21%	24%	21%	24%	21%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2017 and FISCAL 2016
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2018(E)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.98)	$(2.80)	$ ―	$ ―	$(4.78)
Less: Certain items after tax per share	(2.89)	(3.81)	—	—	(6.70)
Less: Dilutive impact of shares (F)	(0.02)	(0.03)	—	—	(0.05)
Adjusted earnings per share	$0.93	$1.04	$ ―	$ ―	$1.97

Periods ended (unaudited)	Fiscal 2017(E)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) attributable to Cabot Corporation ( C)(G)	$0.86	$1.19	$0.73	$1.13	$3.91
Less: Certain items after tax per share	0.01	0.31	(0.10)	0.15	0.37
Adjusted earnings per share (C)(G)	$0.85	$0.88	$0.83	$0.98	$3.54

(A)	The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B)	This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(C)	Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in a decrease to the benefit for income taxes of less than $1 million, an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.01 per share and an increase in Adjusted earnings per share of $0.01 per share for the three months ended March 31, 2017. For more detail on the transition from the LIFO method to the FIFO method, please refer to the Company's 10-Q filings.

(D)	The nature of the discrete tax items for the periods ended March 31, 2018 and 2017 was as follows: (i) Unusual or infrequent items during the three and six months ended March 31, 2018 comprised of the net tax impacts resulting from the enactment of H.R. 1, commonly referred to as the Tax Cuts and Jobs Act of 2017 ($4 million and $189 million, respectively), foreign exchange gain/loss on the remeasurement of a deferred tax liability, as well as immaterial impacts related to stock compensation deductions. Additionally, unusual or infrequent items during the three and six months ended March 31, 2018 and 2017 included the tax impact of excludible foreign exchange gains and losses in certain jurisdictions. Unusual or infrequent items during the three and six months ended March 31, 2017 included a tax benefit associated with the generation of excess foreign tax credits upon repatriation of previously taxed foreign earnings, partially offset by charges for the accrual of U.S. tax on certain foreign earnings of prior years; (ii) Items related to uncertain tax positions during the three and six months ended March 31, 2018 and 2017 including net tax benefits from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations and the settlement of tax audits, the accrual of interest on uncertain tax positions, and, for fiscal 2018 only, the refinement of the accrual for existing uncertain tax positions; (iii) Other discrete tax items during the three and six months ended March 31, 2018 and 2017 including net tax impacts from various return to provision adjustments related to tax return filings and, for fiscal 2018 only, changes in non-U.S. tax laws and audit settlements.

(E)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(F)	Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss for the six months ended March 31, 2018 is driven by a discrete tax item and impairment charges, so the Company believes this approach provides the most comparable presentation possible.

(G)	Fiscal 2017 full year amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.11 per share and an increase in Adjusted earnings per share of $0.11 per share.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
All dollar amounts shown below are in millions, except per share information
	Fiscal 2018 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$ (1.98)	$ (2.80)	$ ―	$ ―	$ (4.78)
Less: Certain items after tax	(2.89)	(3.81)	—	—	(6.70)
Less: Dilutive impact of shares (B)	(0.02)	(0.03)	—	—	(0.05)
Adjusted earnings per share	$ 0.93	$ 1.04	$ ―	$ ―	$ 1.97

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.
(B) Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares only to avoid anti-dilution. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss for the three and six months ended March 31, 2018 is driven by a discrete tax item and impairment charges so the Company believes this approach provides the most comparable presentation possible.

	Fiscal 2018

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$ (122)	$ (173)	$ -	$ -	$ (295)
Net income (loss) attributable to noncontrolling interests	10	10	-	-	20
Equity in earnings of affiliated companies, net of tax	(1)	(1)	-	-	(2)
Provision (benefit) for income taxes	205	(7)	-	-	198
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$ 92	$ (171)	$ -	$ -	$ (79)
Interest expense	13	14	-	-	27
Certain items	(7)	264	-	-	257
Unallocated corporate costs	14	16	-	-	30
General unallocated (income) expense	-	3	-	-	3
Equity in earnings of affiliated companies	1	1	-	-	2
Total Segment EBIT	$ 113	$ 127	$ -	$ -	$ 240
Plus: Total Depreciation & Amortization	39	40	-	-	79
Plus: Adjustments to Depreciation(C)	-	1	-	-	1
Total Segment EBITDA	$ 152	$ 168	$ -	$ -	$ 320
Less: Unallocated Corporate Costs	(14)	(16)	-	-	(30)
Adjusted EBITDA	$ 138	$ 152	$ -	$ -	$ 290

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reinforcement Materials EBIT	$ 62	$ 79	$ -	$ -	$ 141
Plus: Depreciation & Amortization	17	18	-	-	35
Reinforcement Materials EBITDA	$ 79	$ 97	$ -	$ -	$ 176
Reinforcement Materials Sales	$ 387	$ 454	$ -	$ -	$ 841
Reinforcement Materials EBITDA Margin	20%	21%	-%	-%	21%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Performance Chemicals EBIT	$ 47	$ 57	$ -	$ -	$ 104
Plus: Depreciation & Amortization	12	12	-	-	24
Performance Chemicals EBITDA	$ 59	$ 69	$ -	$ -	$ 128
Performance Chemicals Sales	$ 229	$ 268	$ -	$ -	$ 497
Performance Chemicals EBITDA Margin	26%	26%	-%	-%	26%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Purification Solutions EBIT	$ 6	$ (6)	$ -	$ -	$ -
Plus: Depreciation & Amortization	10	10	-	-	20
Purification Solutions EBITDA	$ 16	$ 4	$ -	$ -	$ 20
Purification Solutions Sales	$ 70	$ 66	$ -	$ -	$ 136
Purification Solutions EBITDA Margin	23%	6%	-%	-%	15%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Specialty Fluids EBIT	$ (2)	$ (3)	$ -	$ -	$ (5)
Plus: Depreciation & Amortization	-	1	-	-	1
Specialty Fluids EBITDA	$ (2)	$ (2)	$ -	$ -	$ (4)
Specialty Fluids Sales	$ 6	$ 6	$ -	$ -	$ 12
Specialty Fluids EBITDA Margin	(33%)	(33%)	-%	-%	(33%)

	Fiscal 2018

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018

Cash flow from operating activities (D)	45	36	-	-	81
Less: Changes in net working capital (E)	(50)	(65)	-	-	(115)
Less: Sustaining and compliance capital expenditures	42	34	-	-	76
Discretionary Free Cash Flow	$ 53	$ 67	$ -	$ -	$ 120
(C) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.
(D) As provided in the Condensed Consolidated Statement of Cash Flows.
(E) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statement of Cash Flows.